Exhibit 99.1

CONTACT:	Investor Relations and Media:
Richard Broome
201-307-2486
rbroome@hertz.com

HERTZ REPORTS THIRD QUARTER OPERATING RESULTS AND MAINTAINS STRONG LIQUIDITY

•                  Third quarter worldwide revenues of $2.4 billion, down 1.1%, year-over-year.

•                  International revenues comprise 37.5% of total worldwide revenues, up from 35.0%.

•                  Adjusted diluted EPS for the quarter of $0.33 compared with $0.65 in 2007; GAAP diluted EPS of $0.05 compared with $0.50 in 2007.

•                  Liquidity of approximately $4.6 billion as of September 30, 2008, including the completion, in September, of an $825 million 2-year, asset-backed Variable Funding Note facility.

Park Ridge, NJ (November 5, 2008) – Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”) reported third quarter 2008 worldwide revenues of $2.4 billion, a decrease of 1.1% over the prior year (a 3.5% decrease in constant currency).  Worldwide car rental revenues for the quarter increased 0.2% to $2.0 billion.  Revenues from worldwide equipment rental for the third quarter were $433.1 million, down 6.8% over the prior year period.  Revenue growth outside of the United States is a key element of the Company’s diversification strategy, and revenues from international operations constituted 37.5% of worldwide revenues for the quarter, up from 35.0%.

Mark P. Frissora, The Company’s Chairman and Chief Executive Officer said, “The third quarter was difficult for both the macro-economy and our industry; in response, we implemented unprecedented strategic actions to improve both liquidity and customer satisfaction.  These initiatives negatively impacted our third quarter earnings by more than $58 million.   Specifically, the actions involved accelerated fleet deletions, higher maintenance costs to prepare cars for sale, penalties for early turn backs, increased advertising for our new gasoline refueling and service guarantee initiatives, and higher gasoline costs associated with the refueling program.  Additionally, in September we initiated programs to further reduce employee headcount by approximately 1,400 and to close 80 net locations, as we further re-balance the business due to declining volumes in global car and equipment rental markets. As a result of these and other actions, we took $85 million in restructuring and related charges for the quarter.  We have also recently increased prices in major car and equipment rental markets.  While these actions did not improve third quarter results, we believe they better position the Company to optimize liquidity going forward, especially in the fourth quarter when we generate most of our cash flow.  I am especially pleased that we finished the quarter with liquidity of approximately $4.6 billion(1),” he added.

Adjusted pre-tax income(2) for the third quarter of 2008 was $169.1 million, a decrease of 49.5% compared with the third quarter of 2007, and income before income taxes and minority interest (“pre-tax income”), on a GAAP basis, was $26.2 million, a 89.7% decrease from $255.1 million of pre-tax income in the third quarter of 2007.  Corporate EBITDA(3) for the third quarter of 2008 was $386.7 million, a decrease of 30.3% from 2007.

Third quarter 2008 adjusted net income(4) was $106.0 million, 50.0% lower than the third quarter of 2007, resulting in adjusted diluted earnings per share(4) for the quarter of $0.33,  compared with $0.65 for the third quarter of 2007, with net income, on a GAAP basis, for the quarter, of $17.7 million, or $0.05 per share on a diluted basis, compared with net income of $162.7 million, or $0.50 per share on a diluted basis, for the third quarter of 2007. The decline in GAAP net income is attributable primarily to increased restructuring and related costs, residual value declines, higher planned advertising costs and decreased volume and pricing. Also, in 2007 we benefited from a change in the vacation accrual reserve.

The Company took $85 million in restructuring and related charges in the third quarter, primarily attributable to costs associated with job reductions, the closure of rental locations and outsourcing/process reengineering.  The annualized savings attributable to headcount reductions are estimated at approximately $76 million.

INCOME MEASUREMENTS, THIRD QUARTER 2008 & 2007

	Q3 2008			Q3 2007
(in millions, except per share amounts)	Pre-tax Income	Net Income	Diluted Earnings Per Share	Pre-tax Income	Net Income	Diluted Earnings Per Share
Earnings Measures, as reported (EPS based on 322.9M and 327.5M diluted shares)	$26.2	$17.7	$0.05	$255.1	$162.7	$0.50
Adjustments:
Purchase accounting	25.2			23.3
Non-cash debt charges	20.2			34.8
Restructuring and related charges	85.0			16.1
Loss on derivatives	15.0			7.0
Vacation accrual adjustment	(2.5)			(9.2)
Other	—			7.8
Adjusted pre-tax income	169.1	169.1		334.9	334.9
Assumed provision for income taxes at 34% and 35%		(57.5)			(117.2)
Minority interest		(5.6)			(5.5)
Earnings Measures, as adjusted (EPS based on 325.5M and 324.8M diluted shares)	$169.1	$106.0	$0.33	$334.9	$212.2	$0.65

The Company ended the third quarter of 2008 with total debt of $12.84 billion and net corporate debt(5) of $4.25 billion, compared with total debt of $13.03 billion and net corporate debt of $4.57 billion as of September 30, 2007, a reduction in net corporate debt of $324.0 million. In addition, levered cash flow(5) for the quarter was a use of $335.1 million, compared with a use of $203.2 million in the third quarter of 2007, the change is attributable to an increase in working capital, which was anticipated, and lower earnings, partially offset by reduced fleet investment.  On a GAAP basis, net cash provided by operating activities was a use of $261.7 million in the third quarter of 2008, compared to positive cash flow of $9.0 million in 2007. The Company’s liquidity position remains strong and we believe there is sufficient debt capacity to meet fleet debt amortizations through mid-2010.

WORLDWIDE CAR RENTAL

Worldwide car rental revenues were $2.0 billion for the third quarter of 2008, an increase of 0.2% over the prior year period. Transaction days for the quarter decreased 3.0% [(5.6)% U.S.; 1.9% International]. U.S. off-airport revenues for the third quarter increased 0.4% year-over-year, while transaction days declined 1.6%. Rental rate revenue per transaction day(5) (“RPD”) for the quarter was 0.8% below the prior year period [0.4% U.S.; (3.3)% International].

Worldwide car rental adjusted pre-tax income for the third quarter of 2008 was $167.1 million, compared with $301.1 million last year, a decrease of 44.5%.  The decrease is attributable to volume, pricing and residual value declines, and inflation in key areas including gasoline and vehicle repair and maintenance, partially offset by strong cost management performance.

The worldwide average number of Company-operated cars for the third quarter of 2008 was 490,700, a decrease of 2.7% over the prior year period.

WORLDWIDE EQUIPMENT RENTAL

Worldwide equipment rental revenues were $433.1 million for the third quarter of 2008, a 6.8% decrease from the prior year period. HERC continued to achieve strong growth in Canada, especially Western Canada where oil industry-related rental activity remains robust.   Also, HERC continues to improve diversification into industrial and fragmented sectors of the U.S. equipment rental market.

Adjusted pre-tax income for the third quarter of 2008 was $81.1 million, a 25.7% decrease over the prior year period, primarily attributable to the effects of reduced volume growth and pricing, partially offset by cost management initiatives.

The average acquisition cost of rental equipment operated during the third quarter of 2008 increased by 0.2% year-over- year — compared with a 6.7% increase in the third quarter of 2007 over the third quarter of 2006 — to $3.4 billion, and net revenue earning equipment as of September 30, 2008 was $2.4 billion, a 10.6% decrease from the amount as of December 31, 2007.

OUTLOOK

Hertz still expects to generate a profit on an adjusted pre-tax and Corporate EBITDA basis in its car and equipment rental businesses, and generate positive levered and total net cash flow(5) for the full year.  The impact of reduced demand, lower pricing and residual market conditions on profitability has become increasingly difficult to assess.  For this reason, the Company will not meet its current guidance and is suspending giving specific earnings guidance on individual financial metrics.  Once the economy and market conditions stabilize and our visibility over our businesses improves, we expect to resume guidance.

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues for the third quarter 2008 as the Company.  Hertz’s third quarter 2008 pre-tax income and net income were, however, slightly lower than those of the Company primarily because of additional interest expense recognized by Hertz on an inter-company loan from the Company.

(1) $3.9 billion of which is subject to borrowing base availability.

(2) Adjusted pre-tax income, a non-GAAP measure of profitability, represents pre-tax income plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain other one-time or non-operational items. See the accompanying reconciliations.

(3) Corporate EBITDA, a non-GAAP measure of profitability and liquidity, consists of earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. See the accompanying reconciliations.

(4) Adjusted net income, a non-GAAP measure of profitability, represents the adjusted pre-tax income amount less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2008 and 35% in 2007) and minority interest.  Adjusted diluted earnings per share, a non-GAAP measure of profitability, is calculated as adjusted net income divided by the pro forma diluted number of shares outstanding (325.5 million in 2008 and 324.8 million in 2007).  See the accompanying reconciliations.

(5) Net corporate debt, levered after-tax cash flow after fleet growth (“levered cash flow”), rental rate revenue per transaction day and total net cash flow are non-GAAP measures.  See the accompanying reconciliations.

CONFERENCE CALL INFORMATION

The Company’s third quarter 2008 earnings conference call will be held on Thursday, November 6, 2008, at 10:00 a.m. (EST). To access the conference call live, dial 1-800-288-8960 in the U.S. and 1-612-288-0340 for international callers using the passcode: 962639 or listen via webcast at www.hertz.com/investorrelations. The conference call will be available for replay through November 13, 2008 by calling 1-800-475-6701 in the U.S. or 1-320-365-3844 for international callers with the passcode: 962639.   The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz, the world’s largest general use car rental brand, operates from approximately 8,100 locations in 144 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Australia and New Zealand.  In addition the Company has licensee locations in cities and airports in Africa, Asia and the Middle East. Product and service initiatives such as Hertz #1 Club Gold, NeverLost® customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through the Company’s Prestige, Fun and Green collections, set Hertz apart from the competition. Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers through nearly 350 branches in the United States, Canada, France, Spain and China.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity and availability of additional or continued fleet financing including as a result of the financial instability of the entities providing credit support; anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles, potential tangible and intangible asset impairment charges and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the United States Securities and Exchange Commission, or the “SEC,” on February 29, 2008, and its Quarterly Report on Form 10-Q for the three months ended June 30, 2008, as filed with the SEC on August 8, 2008, could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Attachments:

Table 1:	Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2008 and 2007

Table 2:	Condensed Consolidated Statements of Operations As Reported and As Adjusted for the Three and Nine Months Ended September 30, 2008 and 2007

Table 3:	Segment and Other Information for the Three and Nine Months Ended September 30, 2008 and 2007

Table 4:	Selected Operating and Financial Data as of or for the Three and Nine Months Ended September 30, 2008 compared to the prior year period or December 31, 2007.

Table 5:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss) for the Three and Nine Months Ended September 30, 2008 and 2007

Table 6:

Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow Before Fleet Growth and Levered After-Tax Cash Flow After Fleet Growth for the Three and Nine Months Ended September 30, 2008 and 2007

Table 7:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) to Corporate EBITDA for the Three and Nine Months Ended September 30, 2008 and 2007

Table 8:

Non-GAAP Reconciliations of Operating Cash Flows to EBITDA for the Three and Nine Months Ended September  30, 2008 and 2007, Net Corporate Debt and Net Fleet Debt as of September 30, 2008, 2007 and 2006, June 30, 2008 and 2007 and December 31, 2007, Car Rental Rate Revenue per Transaction Day and Equipment Rental and Rental Related Revenue for the Three and Nine Months Ended September 30, 2008 and 2007

Table 9:

Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow Before Fleet Growth and Levered After-Tax Cash Flow After Fleet Growth for the Twelve Months Ended September 30, 2008 and 2007

Table 10:	Non-GAAP Reconciliations of Financing Cash Flows to Total Net Cash Flow for the Three Months Ended September 30, 2008 and 2007.

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percent
	September 30,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$2,421.9	$2,449.6	100.0%	100.0%

Expenses:
Direct operating	1,351.8	1,216.1	55.8%	49.7%
Depreciation of revenue earning equipment	595.0	535.0	24.5%	21.8%
Selling, general and administrative	234.3	203.2	9.7%	8.3%
Interest, net of interest income	214.6	240.2	8.9%	9.8%
Total expenses	2,395.7	2,194.5	98.9%	89.6%
Income before income taxes and minority interest	26.2	255.1	1.1%	10.4%
Provision for taxes on income	(2.9)	(86.9)	(0.2)%	(3.6)%
Minority interest	(5.6)	(5.5)	(0.2)%	(0.2)%
Net income	$17.7	$162.7	0.7%	6.6%

Weighted average number of shares outstanding:
Basic	322.9	321.5
Diluted	322.9	327.5

Earnings per share:
Basic	$0.05	$0.51
Diluted	$0.05	$0.50

	Nine Months Ended		As a Percent
	September 30,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$6,736.3	$6,546.8	100.0%	100.0%

Expenses:
Direct operating	3,801.8	3,495.1	56.4%	53.4%
Depreciation of revenue earning equipment	1,658.7	1,498.9	24.6%	22.9%
Selling, general and administrative	595.8	586.0	8.9%	8.9%
Interest, net of interest income	616.7	661.3	9.2%	10.1%
Total expenses	6,673.0	6,241.3	99.1%	95.3%
Income before income taxes and minority interest	63.3	305.5	0.9%	4.7%
Provision for taxes on income	(36.0)	(107.3)	(0.5)%	(1.7)%
Minority interest	(16.1)	(14.4)	(0.2)%	(0.2)%
Net income	$11.2	$183.8	0.2%	2.8%

Weighted average number of shares outstanding:
Basic	322.6	321.0
Diluted	322.6	325.3

Earnings per share:
Basic	$0.03	$0.57
Diluted	$0.03	$0.57

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,421.9	$—		$2,421.9	$2,449.6	$—		$2,449.6

Expenses:
Direct operating	1,351.8	(76.8	)(a)	1,275.0	1,216.1	(16.6	)(a)	1,199.5
Depreciation of revenue earning equipment	595.0	(6.1	)(b)	588.9	535.0	(4.5	)(b)	530.5
Selling, general and administrative	234.3	(39.8	)(c)	194.5	203.2	(23.9	)(c)	179.3
Interest, net of interest income	214.6	(20.2	)(d)	194.4	240.2	(34.8	)(d)	205.4
Total expenses	2,395.7	(142.9)		2,252.8	2,194.5	(79.8)		2,114.7
Income before income taxes and minority interest	26.2	142.9		169.1	255.1	79.8		334.9
Provision for taxes on income	(2.9)	(54.6	)(e)	(57.5)	(86.9)	(30.3	)(e)	(117.2)
Minority interest	(5.6)	—		(5.6)	(5.5)	—		(5.5)
Net income	$17.7	$88.3		$106.0	$162.7	$49.5		$212.2

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$6,736.3	$—		$6,736.3	$6,546.8	$—		$6,546.8

Expenses:
Direct operating	3,801.8	(156.8	)(a)	3,645.0	3,495.1	(62.1	)(a)	3,433.0
Depreciation of revenue earning equipment	1,658.7	(15.7	)(b)	1,643.0	1,498.9	(13.0	)(b)	1,485.9
Selling, general and administrative	595.8	(48.6	)(c)	547.2	586.0	(40.3	)(c)	545.7
Interest, net of interest income	616.7	(56.4	)(d)	560.3	661.3	(87.3	)(d)	574.0
Total expenses	6,673.0	(277.5)		6,395.5	6,241.3	(202.7)		6,038.6
Income before income taxes and minority interest	63.3	277.5		340.8	305.5	202.7		508.2
Provision for taxes on income	(36.0)	(79.9	)(e)	(115.9)	(107.3)	(70.6	)(e)	(177.9)
Minority interest	(16.1)	—		(16.1)	(14.4)	—		(14.4)
Net income	$11.2	$197.6		$208.8	$183.8	$132.1		$315.9

(a)

Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months ended September 30, 2008 and 2007, also includes restructuring and restructuring related charges of $60.3 million and $5.5 million, respectively. For the nine months ended September 30, 2008 and 2007, also includes restructuring and restructuring related charges of $98.7 million and $30.4 million, respectively. For the three months ended September 30, 2008 and 2007, also includes vacation accrual adjustments of $2.4 million and $7.4 million, respectively. For the nine months ended September 30, 2007, also includes vacation accrual adjustments of $23.5 million.

(b)	Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.
(c)

For the three months ended September 30, 2008 and 2007, also includes restructuring and restructuring related charges of $24.7 million and $10.6 million, respectively. For the nine months ended September 30, 2008 and 2007, also includes restructuring and related charges of $49.5 million and $35.0 million, respectively. For the three and nine months ended September 30, 2008 and 2007, also includes an increase in depreciation of property and equipment relating to purchase accounting, among other adjustments which are detailed in Table 5.

(d)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three and nine months ended September 30, 2008, also includes $2.8 million and $7.8 million, respectively, associated with the ineffectiveness of our interest rate swaps. For the three and nine months ended September 30, 2007, also includes $17.7 million associated with the ineffectiveness of our interest rate swaps. For the nine months ended September 30, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification. Total adjusted interest, net of interest income, for the three and nine months ended September 30, 2008, consists of net corporate interest of $64.5 million and $194.7 million, respectively, and net fleet interest of $129.9 million and $365.6 million, respectively, and for the three and nine months ended September 30, 2007, net corporate interest of $66.6 million and $209.3 million, respectively, and net fleet interest of $138.8 million and $364.7 million, respectively.

(e)	Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2008 and 35% for 2007).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Car rental	$1,986.5	$1,982.2	$5,442.8	$5,252.2
Equipment rental	433.1	464.9	1,287.4	1,287.8
Other reconciling items	2.3	2.5	6.1	6.8
	$2,421.9	$2,449.6	$6,736.3	$6,546.8

Depreciation of property and equipment:
Car rental	$30.0	$31.8	$94.6	$99.8
Equipment rental	11.2	10.0	32.3	29.8
Other reconciling items	1.5	1.6	4.6	4.8
	$42.7	$43.4	$131.5	$134.4

Amortization of other intangible assets:
Car rental	$8.4	$7.6	$25.4	$22.2
Equipment rental	8.1	8.1	24.3	24.3
	$16.5	$15.7	$49.7	$46.5

Income (loss) before income taxes and minority interest:
Car rental	$85.8	$250.5	$209.4	$379.2
Equipment rental	26.9	94.4	118.5	224.2
Other reconciling items	(86.5)	(89.8)	(264.6)	(297.9)
	$26.2	$255.1	$63.3	$305.5

Corporate EBITDA (a) (b):
Car rental	$193.2	$333.7	$439.4	$583.5
Equipment rental	199.7	226.6	578.5	603.8
Other reconciling items	(6.2)	(5.2)	(31.7)	(23.8)
	$386.7	$555.1	$986.2	$1,163.5

Adjusted pre-tax income (loss) (a) (b):
Car rental	$167.1	$301.1	$355.8	$480.9
Equipment rental	81.1	109.2	225.9	271.5
Other reconciling items	(79.1)	(75.4)	(240.9)	(244.2)
	$169.1	$334.9	$340.8	$508.2

Adjusted net income (loss) (a) (b):
Car rental	$110.3	$195.7	$234.8	$312.6
Equipment rental	53.5	71.0	149.1	176.5
Other reconciling items	(57.8)	(54.5)	(175.1)	(173.2)
	$106.0	$212.2	$208.8	$315.9

Pro forma diluted number of shares outstanding (a)	325.5	324.8	325.5	324.8

Adjusted diluted earnings per share (a)	$0.33	$0.65	$0.64	$0.97

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
(b)	In 2008, the Company has reclassified its 2007 realized and unrealized gains/losses on derivatives from “other reconciling items” to “car rental.” See Tables 5 through 7.
Note:

“Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services. See Tables 5 through 7.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Nine	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of Sept. 30,	prior year	of Sept. 30,	prior year
	2008	period	2008	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	7,133	(7.0)%	21,158	(3.7)%
Domestic	5,052	(9.4)%	15,368	(6.3)%
International	2,081	(0.4)%	5,790	3.8%

Worldwide transaction days (in thousands)	35,525	(3.0)%	99,042	0.7%
Domestic	22,613	(5.6)%	66,353	(2.1)%
International	12,912	1.9%	32,689	7.0%

Worldwide rental rate revenue per transaction day (a)	$46.73	(0.8)%	$45.58	(1.8)%
Domestic	$45.01	0.4%	$43.41	(1.1)%
International (b)	$49.74	(3.3)%	$49.99	(3.8)%

Worldwide average number of company-operated cars during period	490,700	(2.7)%	467,700	0.2%
Domestic	312,400	(4.5)%	311,000	(2.4)%
International	178,300	0.6%	156,700	5.7%

Worldwide revenue earning equipment, net (in millions)	$8,472.7	(4.5)%	$8,472.7	(4.5)%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$384.8	(9.0)%	$1,139.8	(3.2)%
Same store revenue growth, including initiatives (a) (b)	-5.5%	N/M	-2.9%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$3,405.0	0.2%	$3,448.9	6.5%
Revenue earning equipment, net (in millions)	$2,411.6	(11.3)%	$2,411.6	(11.3)%

Other Financial Data (in millions)

Cash flows provided by (used in) operating activities	$(261.7)	N/M	$1,574.8	(28.7)%
Levered after-tax cash flow before fleet growth (a)	(651.5)	(175.4)%	(255.8)	N/M
Levered after-tax cash flow after fleet growth (a)	(335.1)	(64.9)%	(262.8)	(668.4)%
EBITDA (a)	889.4	(17.9)%	2,503.8	(4.9)%
Corporate EBITDA (a)	386.7	(30.3)%	986.2	(15.2)%

Selected Balance Sheet Data (in millions)

	September 30,	December 31,
	2008	2007
Cash and equivalents	$731.5	$730.2
Total revenue earning equipment, net	10,884.3	10,307.9
Total assets	19,895.0	19,255.7
Total debt	12,844.2	11,960.1
Net corporate debt (a)	4,247.5	3,984.7
Net fleet debt (a)	7,351.2	6,584.2
Stockholders’ equity	2,864.4	2,913.4

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
(b)	Based on 12/31/07 foreign exchange rates.
N/M	Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,986.5	$433.1	$2.3	$2,421.9	$1,982.2	$464.9	$2.5	$2,449.6
Expenses:
Direct operating and selling, general and administrative	1,279.2	289.5	17.4	1,586.1	1,139.4	254.6	25.3	1,419.3
Depreciation of revenue earning equipment	504.2	90.8	—	595.0	456.9	78.1	—	535.0
Interest, net of interest income	117.3	25.9	71.4	214.6	135.4	37.8	67.0	240.2
Total expenses	1,900.7	406.2	88.8	2,395.7	1,731.7	370.5	92.3	2,194.5
Income (loss) before income taxes and minority interest	85.8	26.9	(86.5)	26.2	250.5	94.4	(89.8)	255.1
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.9	8.7	0.5	19.1	9.3	9.0	0.4	18.7
Depreciation of revenue earning equipment	—	6.1	—	6.1	(0.2)	4.8	—	4.6
Non-cash debt charges (b)	13.5	2.6	4.1	20.2	29.1	2.8	2.9	34.8
Restructuring charges (c)	36.4	36.6	1.9	74.9	11.9	0.4	3.8	16.1
Restructuring related charges (c)	8.3	0.8	1.0	10.1	—	—	—	—
Vacation accrual adjustment (c)	(1.8)	(0.6)	(0.1)	(2.5)	(6.5)	(2.2)	(0.5)	(9.2)
Unrealized loss on derivative (d)	15.0	—	—	15.0	7.0	—	—	7.0
Management transition costs (d)	—	—	—	—	—	—	7.8	7.8
Adjusted pre-tax income (loss)	167.1	81.1	(79.1)	169.1	301.1	109.2	(75.4)	334.9
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(56.8)	(27.6)	26.9	(57.5)	(105.4)	(38.2)	26.4	(117.2)
Minority interest	—	—	(5.6)	(5.6)	—	—	(5.5)	(5.5)
Adjusted net income (loss)	$110.3	$53.5	$(57.8)	$106.0	$195.7	$71.0	$(54.5)	$212.2

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.33				$0.65

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$5,442.8	$1,287.4	$6.1	$6,736.3	$5,252.2	$1,287.8	$6.8	$6,546.8
Expenses:
Direct operating and selling, general and administrative	3,516.8	822.5	58.3	4,397.6	3,264.7	737.0	79.4	4,081.1
Depreciation of revenue earning equipment	1,399.7	259.0	—	1,658.7	1,279.7	219.2	—	1,498.9
Interest, net of interest income	316.9	87.4	212.4	616.7	328.6	107.4	225.3	661.3
Total expenses	5,233.4	1,168.9	270.7	6,673.0	4,873.0	1,063.6	304.7	6,241.3
Income (loss) before income taxes and minority interest	209.4	118.5	(264.6)	63.3	379.2	224.2	(297.9)	305.5
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	30.6	26.6	1.5	58.7	28.0	26.5	1.3	55.8
Depreciation of revenue earning equipment	(0.1)	15.8	—	15.7	(2.9)	16.1	—	13.2
Non-cash debt charges (b)	37.9	8.0	10.5	56.4	53.9	8.3	25.1	87.3
Restructuring charges (c)	64.7	55.0	7.5	127.2	46.3	3.4	15.7	65.4
Restructuring related charges (c)	16.1	2.0	2.9	21.0	—	—	—	—
Vacation accrual adjustment (c)	—	—	—	—	(20.4)	(7.0)	(1.4)	(28.8)
Unrealized loss (gain) on derivative (d)	12.0	—	—	12.0	(3.2)	—	—	(3.2)
Realized gain on derivative (d)	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs (d)	—	—	—	—	—	—	2.0	2.0
Management transition costs (d)	—	—	1.3	1.3	—	—	11.0	11.0
Adjusted pre-tax income (loss)	355.8	225.9	(240.9)	340.8	480.9	271.5	(244.2)	508.2
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(121.0)	(76.8)	81.9	(115.9)	(168.3)	(95.0)	85.4	(177.9)
Minority interest	—	—	(16.1)	(16.1)	—	—	(14.4)	(14.4)
Adjusted net income (loss)	$234.8	$149.1	$(175.1)	$208.8	$312.6	$176.5	$(173.2)	$315.9

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.64				$0.97

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three and nine months ended September 30, 2008, also includes $2.8 million and $7.8 million, respectively, associated with the ineffectiveness of our interest rate swaps. For the three and nine months ended September 30, 2007, also includes $17.7 million associated with the ineffectiveness of our interest rate swaps. For the nine months ended September 30, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$85.8	$26.9	$(86.5)	$26.2	$250.5	$94.4	$(89.8)	$255.1
Depreciation and amortization	542.6	110.1	1.5	654.2	496.3	96.2	1.6	594.1
Interest, net of interest income	117.3	25.9	71.4	214.6	135.4	37.8	67.0	240.2
Minority interest	—	—	(5.6)	(5.6)	—	—	(5.5)	(5.5)
EBITDA	745.7	162.9	(19.2)	889.4	882.2	228.4	(26.7)	1,083.9
Adjustments:
Car rental fleet interest	(119.9)	—	—	(119.9)	(132.5)	—	—	(132.5)
Car rental fleet depreciation	(504.2)	—	—	(504.2)	(456.9)	—	—	(456.9)
Non-cash expenses and charges (a)	28.7	—	10.2	38.9	35.5	—	10.4	45.9
Extraordinary, unusual or non-recurring gains and losses (b)	42.9	36.8	2.8	82.5	5.4	(1.8)	11.1	14.7
Corporate EBITDA	$193.2	$199.7	$(6.2)	386.7	$333.7	$226.6	$(5.2)	555.1
Equipment rental maintenance capital expenditures, net				(80.5)				(69.9)
Non-fleet capital expenditures, net				(12.3)				(46.5)
Changes in working capital				(654.4)				(599.5)
Changes in other assets and liabilities				(197.0)				34.4
Unlevered pre-tax cash flow (c)				(557.5)				(126.4)
Corporate net cash interest				(86.3)				(99.7)
Corporate cash taxes				(7.7)				(10.5)
Levered after-tax cash flow before fleet growth (c)				(651.5)				(236.6)
Equipment rental fleet growth capital expenditures				191.0				(149.1)
Car rental net fleet equity requirement				125.4				182.5
Levered after-tax cash flow after fleet growth (c)				$(335.1)				$(203.2)

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$209.4	$118.5	$(264.6)	$63.3	$379.2	$224.2	$(297.9)	$305.5
Depreciation and amortization	1,519.7	315.6	4.6	1,839.9	1,401.7	273.3	4.8	1,679.8
Interest, net of interest income	316.9	87.4	212.4	616.7	328.6	107.4	225.3	661.3
Minority interest	—	—	(16.1)	(16.1)	—	—	(14.4)	(14.4)
EBITDA	2,046.0	521.5	(63.7)	2,503.8	2,109.5	604.9	(82.2)	2,632.2
Adjustments:
Car rental fleet interest	(322.2)	—	—	(322.2)	(320.7)	—	—	(320.7)
Car rental fleet depreciation	(1,399.7)	—	—	(1,399.7)	(1,279.7)	—	—	(1,279.7)
Non-cash expenses and charges (a)	49.3	—	20.3	69.6	48.5	2.5	31.1	82.1
Extraordinary, unusual or non-recurring gains and losses (b)	66.0	57.0	11.7	134.7	25.9	(3.6)	27.3	49.6
Corporate EBITDA	$439.4	$578.5	$(31.7)	986.2	$583.5	$603.8	$(23.8)	1,163.5
Equipment rental maintenance capital expenditures, net				(232.0)				(194.2)
Non-fleet capital expenditures, net				(106.5)				(130.7)
Changes in working capital				(323.1)				56.9
Changes in other assets and liabilities				(288.3)				(4.8)
Unlevered pre-tax cash flow (c)				36.3				890.7
Corporate net cash interest				(269.5)				(300.3)
Corporate cash taxes				(22.6)				(18.4)
Levered after-tax cash flow before fleet growth (c)				(255.8)				572.0
Equipment rental fleet growth capital expenditures				277.6				(297.4)
Car rental net fleet equity requirement				(284.6)				(308.8)
Levered after-tax cash flow after fleet growth (c)				$(262.8)				$(34.2)

Table 6 (pg.2)

(a)	As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$13.7	$—	$—	$13.7	$28.5	$—	$—	$28.5
Non-cash stock-based employee compensation charges	—	—	6.8	6.8	—	—	7.0	7.0
Non-cash charges for pension	—	—	—	—	—	—	1.3	1.3
Non-cash charges for public liability and property damage	—	—	3.4	3.4	—	—	2.1	2.1
Unrealized loss on derivative	15.0	—	—	15.0	7.0	—	—	7.0
Total non-cash expenses and charges	$28.7	$—	$10.2	$38.9	$35.5	$—	$10.4	$45.9

NON-CASH EXPENSES AND CHARGES

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$37.3	$—	$—	$37.3	$52.2	$—	$—	$52.2
Non-cash stock-based employee compensation charges	—	—	20.3	20.3	—	—	20.8	20.8
Non-cash charges for workers’ compensation	—	—	—	—	(0.8)	2.5	0.1	1.8
Non-cash charges for pension	—	—	—	—	—	—	3.0	3.0
Non-cash charges for public liability and property damage	—	—	—	—	—	—	7.2	7.2
Unrealized loss (gain) on derivative	12.0	—	—	12.0	(2.9)	—	—	(2.9)
Total non-cash expenses and charges	$49.3	$—	$20.3	$69.6	$48.5	$2.5	$31.1	$82.1

(b)

As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$36.4	$36.6	$1.9	$74.9	$11.9	$0.4	$3.8	$16.1
Restructuring related charges	8.3	0.8	1.0	10.1	—	—	—	—
Vacation accrual adjustment	(1.8)	(0.6)	(0.1)	(2.5)	(6.5)	(2.2)	(0.5)	(9.2)
Management transition costs	—	—	—	—	—	—	7.8	7.8
Total extraordinary, unusual or non-recurring items	$42.9	$36.8	$2.8	$82.5	$5.4	$(1.8)	$11.1	$14.7

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$64.7	$55.0	$7.5	$127.2	$46.3	$3.4	$15.7	$65.4
Restructuring related charges	16.1	2.0	2.9	21.0	—	—	—	—
Vacation accrual adjustment	—	—	—	—	(20.4)	(7.0)	(1.4)	(28.8)
Realized gain on derivative	(14.8)	—	—	(14.8)	—	—	—	—
Secondary offering costs	—	—	—	—	—	—	2.0	2.0
Management transition costs	—	—	1.3	1.3	—	—	11.0	11.0
Total extraordinary, unusual or non-recurring items	$66.0	$57.0	$11.7	$134.7	$25.9	$(3.6)	$27.3	$49.6

(c)	Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

RECONCILIATION FROM ADJUSTED PRE-TAX INCOME (LOSS) TO CORPORATE EBITDA

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$167.1	$81.1	$(79.1)	$169.1	$301.1	$109.2	$(75.4)	$334.9
Depreciation of property and equipment	30.0	11.2	1.5	42.7	31.8	10.0	1.6	43.4
Amortization of other intangible assets	8.4	8.1	—	16.5	7.6	8.1	—	15.7
Equipment rental fleet depreciation	—	90.8	—	90.8	—	78.1	—	78.1
Interest, net of interest income	117.3	25.9	71.4	214.6	135.4	37.8	67.0	240.2
Car rental fleet interest	(119.9)	—	—	(119.9)	(132.5)	—	—	(132.5)
Non-cash debt charges	(13.5)	(2.6)	(4.1)	(20.2)	(29.1)	(2.8)	(2.9)	(34.8)
Non-cash amortization of debt costs included in car rental fleet interest	13.7	—	—	13.7	28.5	—	—	28.5
Purchase accounting	(9.9)	(14.8)	(0.5)	(25.2)	(9.1)	(13.8)	(0.4)	(23.3)
Non-cash stock-based employee compensation charges	—	—	6.8	6.8	—	—	7.0	7.0
Non-cash charges for pension	—	—	—	—	—	—	1.3	1.3
Non-cash charges for public liability and property damage	—	—	3.4	3.4	—	—	2.1	2.1
Minority interest	—	—	(5.6)	(5.6)	—	—	(5.5)	(5.5)
Corporate EBITDA (a)	$193.2	$199.7	$(6.2)	$386.7	$333.7	$226.6	$(5.2)	$555.1

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$355.8	$225.9	$(240.9)	$340.8	$480.9	$271.5	$(244.2)	$508.2
Depreciation of property and equipment	94.6	32.3	4.6	131.5	99.8	29.8	4.8	134.4
Amortization of other intangible assets	25.4	24.3	—	49.7	22.2	24.3	—	46.5
Equipment rental fleet depreciation	—	259.0	—	259.0	—	219.2	—	219.2
Interest, net of interest income	316.9	87.4	212.4	616.7	328.6	107.4	225.3	661.3
Car rental fleet interest	(322.2)	—	—	(322.2)	(320.7)	—	—	(320.7)
Non-cash debt charges	(37.9)	(8.0)	(10.5)	(56.4)	(53.9)	(8.3)	(25.1)	(87.3)
Non-cash amortization of debt costs included in car rental fleet interest	37.3	—	—	37.3	52.2	—	—	52.2
Purchase accounting	(30.5)	(42.4)	(1.5)	(74.4)	(25.1)	(42.6)	(1.3)	(69.0)
Non-cash stock-based employee compensation charges	—	—	20.3	20.3	—	—	20.8	20.8
Non-cash charges for workers’ compensation	—	—	—	—	(0.8)	2.5	0.1	1.8
Non-cash charges for pension	—	—	—	—	—	—	3.0	3.0
Non-cash charges for public liability and property damage	—	—	—	—	—	—	7.2	7.2
Unrealized loss on derivative	—	—	—	—	0.3	—	—	0.3
Minority interest	—	—	(16.1)	(16.1)	—	—	(14.4)	(14.4)
Corporate EBITDA (a)	$439.4	$578.5	$(31.7)	$986.2	$583.5	$603.8	$(23.8)	$1,163.5

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net cash provided by (used in) operating activities	$(261.7)	$9.0	$1,574.8	$2,208.5
Amortization of debt and debt modification costs	(17.2)	(17.1)	(48.4)	(69.5)
Provision for losses on doubtful accounts	(8.4)	(4.1)	(21.7)	(10.4)
Unrealized (loss) gain on derivative	(15.0)	(7.0)	(12.0)	3.0
Gain on sale of property and equipment	1.8	11.4	9.4	14.4
Loss on ineffectiveness of interest rate swaps	(2.8)	(17.7)	(7.8)	(17.7)
Stock-based employee compensation charges	(6.8)	(10.5)	(20.3)	(24.3)
Asset writedowns	(23.5)	—	(34.1)	—
Minority interest	(5.6)	(5.5)	(16.1)	(14.4)
Deferred income taxes	15.8	(42.2)	(5.0)	(58.1)
Provision for taxes on income	2.9	86.9	36.0	107.3
Interest, net of interest income	214.6	240.2	616.7	661.3
Net changes in assets and liabilities	995.3	840.5	432.3	(167.9)
EBITDA	$889.4	$1,083.9	$2,503.8	$2,632.2

NET CORPORATE DEBT AND NET FLEET DEBT

	September 30,	June 30,	December 31,	September 30,	June 30,	September 30,
	2008	2008	2007	2007	2007	2006

Corporate Debt
Debt, less: (a)	$12,844.2	$12,693.8	$11,960.1	$13,035.0	$12,452.5	$12,959.3
U.S Fleet Debt and Pre-Acquisition Notes	4,745.8	4,698.0	4,603.5	5,099.6	5,198.2	4,969.1
International Fleet Debt	1,377.6	2,338.4	1,912.4	2,398.8	1,937.4	2,438.6
U.K. Leveraged Financing	278.8	311.1	222.7	—	—	—
Fleet Financing Facility	154.2	158.1	170.4	166.3	178.1	121.8
Canadian Fleet Financing Facility	268.7	245.0	155.4	272.7	223.4	—
International ABS Fleet Financing Facility	711.9	—	—	—	—	—
Other International Facilities	102.4	116.4	92.9	88.6	81.6	—
Fleet Debt	$7,639.4	$7,867.0	$7,157.3	$8,026.0	$7,618.7	$7,529.5
Corporate Debt	$5,204.8	$4,826.8	$4,802.8	$5,009.0	$4,833.8	$5,429.8

Corporate Restricted Cash
Restricted Cash, less:	$514.0	$161.4	$661.0	$430.2	$212.2	$640.6
Restricted Cash Associated with Fleet Debt	(288.2)	(58.4)	(573.1)	(390.0)	(148.3)	(577.1)
Corporate Restricted Cash	$225.8	$103.0	$87.9	$40.2	$63.9	$63.5

Net Corporate Debt
Corporate Debt, less:	$5,204.8	$4,826.8	$4,802.8	$5,009.0	$4,833.8	$5,429.8
Cash and Equivalents	(731.5)	(811.4)	(730.2)	(397.3)	(401.6)	(440.7)
Corporate Restricted Cash	(225.8)	(103.0)	(87.9)	(40.2)	(63.9)	(63.5)
Net Corporate Debt	$4,247.5	$3,912.4	$3,984.7	$4,571.5	$4,368.3	$4,925.6

Net Fleet Debt
Fleet Debt, less:	$7,639.4	$7,867.0	$7,157.3	$8,026.0	$7,618.7	$7,529.5
Restricted Cash Associated with Fleet Debt	(288.2)	(58.4)	(573.1)	(390.0)	(148.3)	(577.1)
Net Fleet Debt	$7,351.2	$7,808.6	$6,584.2	$7,636.0	$7,470.4	$6,952.4

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (b)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Car rental revenue per statement of operations (c)	$1,946.1	$1,944.4	$5,340.0	$5,161.2
Non-rental rate revenue (d)	(276.0)	(260.6)	(775.0)	(731.5)
Foreign currency adjustment	(10.1)	42.0	(50.6)	134.7
Rental rate revenue	$1,660.0	$1,725.8	$4,514.4	$4,564.4
Transactions days (in thousands)	35,525	36,626	99,042	98,355
Rental rate revenue per transaction day (in whole dollars)	$46.73	$47.12	$45.58	$46.41

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (b)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Equipment rental revenue per statement of operations	$432.9	$464.8	$1,286.8	$1,287.4
Equipment sales and other revenue	(44.8)	(49.3)	(137.4)	(140.6)
Foreign currency adjustment	(3.3)	7.3	(9.6)	30.3
Rental and rental related revenue	$384.8	$422.8	$1,139.8	$1,177.1

(a)	Total debt as of September 30, 2006 excludes the Hertz Global Holdings, Inc. loan facility of $996 million, net of a $4 million discount.
(b)	Based on 12/31/07 foreign exchange rates.
(c)

Includes U.S. off-airport revenues of $278.5 million and $277.2 million for the three months ended September 30, 2008 and 2007, respectively, and $755.0 million and $733.7 million for the nine months ended September 30, 2008 and 2007, respectively.

(d)

Consists of domestic revenues of $185.8 million and $171.6 million and international revenues of $90.2 million and $89.0 million for the three months ended September 30, 2008 and 2007, respectively, and domestic revenues of $528.8 million and $495.9 million and international revenues of $246.2 million and $235.6 million for the nine months ended September 30, 2008 and 2007, respectively.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	A+B	A	B
	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2008	2008	2007

Income before income taxes and minority interest	$144.6	$63.3	$81.3
Depreciation and amortization	2,403.2	1,839.9	563.3
Interest, net of interest income	830.8	616.7	214.1
Minority interest	(21.4)	(16.1)	(5.3)
EBITDA	3,357.2	2,503.8	853.4
Adjustments:
Car rental fleet interest	(429.3)	(322.2)	(107.1)
Car rental fleet depreciation	(1,815.4)	(1,399.7)	(415.7)
Non-cash expenses and charges	96.9	69.6	27.3
Non-cash expenses and charges to arrive at LTM (a)	(2.9)	—	—
Extraordinary, unusual or non-recurring gains and losses	162.0	134.7	27.3
Corporate EBITDA	1,368.5	986.2	385.2
Equipment rental maintenance capital expenditures, net	(310.7)	(232.0)	(78.7)
Non-fleet capital expenditures, net	(130.4)	(106.5)	(23.9)
Changes in working capital (b)	(146.5)	(323.1)	176.6
Changes in other assets and liabilities (b)	(322.2)	(288.3)	(33.9)
Changes in other assets and liabilities to arrive at LTM (a)	2.9	—	—
Unlevered pre-tax cash flow (c)	461.6	36.3	425.3
Corporate net cash interest	(368.8)	(269.5)	(99.3)
Corporate cash taxes	(32.5)	(22.6)	(9.9)
Levered after-tax cash flow before fleet growth (c)	60.3	(255.8)	316.1
Equipment rental fleet growth capital expenditures	293.3	277.6	15.7
Car rental net fleet equity requirement	(29.6)	(284.6)	255.0
Levered after-tax cash flow after fleet growth (c)	$324.0	$(262.8)	$586.8

Table 9 (pg. 2)

	A+B	A	B
	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2007	2007	2006

Income before income taxes and minority interest	$348.2	$305.5	$42.7
Depreciation and amortization	2,190.2	1,679.8	510.4
Interest, net of interest income	889.4	661.3	228.1
Minority interest	(18.8)	(14.4)	(4.4)
EBITDA	3,409.0	2,632.2	776.8
Adjustments:
Car rental fleet interest	(416.6)	(320.7)	(95.9)
Car rental fleet depreciation	(1,649.2)	(1,279.7)	(369.5)
Non-cash expenses and charges	111.1	82.1	29.0
Non-cash expenses and charges to arrive at LTM (a)	(7.7)	—	—
Extraordinary, unusual or non-recurring gains and losses	74.6	49.6	25.0
Sponsors’ fees	0.7	—	0.7
Corporate EBITDA	1,521.9	1,163.5	366.1
Equipment rental maintenance capital expenditures, net	(257.4)	(194.2)	(63.2)
Non-fleet capital expenditures, net	(164.3)	(130.7)	(33.6)
Changes in working capital	157.5	56.9	100.6
Changes in other assets and liabilities	(99.5)	(4.8)	(94.7)
Changes in other assets and liabilities to arrive at LTM (a)	7.7	—	—
Unlevered pre-tax cash flow (c)	1,165.9	890.7	275.2
Corporate net cash interest	(407.9)	(300.3)	(107.6)
Corporate cash taxes	(35.5)	(18.4)	(17.1)
Levered after-tax cash flow before fleet growth (c)	722.5	572.0	150.5
Equipment rental fleet growth capital expenditures	(222.9)	(297.4)	74.5
Car rental net fleet equity requirement	(145.5)	(308.8)	163.3
Levered after-tax cash flow after fleet growth (c)	$354.1	$(34.2)	$388.3

(a)

Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis. The offsetting adjustment goes into the “changes in other assets and liabilities” line.

(b)

In 2008, the Company has reclassified its December 31, 2007 interest rate swap liability from “changes in working capital” to “changes in other assets and liabilities.” All prior period interest rate swap balances were assets and already included within “changes in other assets and liabilities.”

(c)	Amounts include the effect of fluctuations in foreign currency.

Table 10

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	A+B	A	B
	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2008	2008	2007

Net cash used in (provided by) financing activities	$208.8	$(999.2)	$1,208.0
Payment of financing costs	(49.4)	(33.8)	(15.6)
Exercise of stock options	8.1	6.8	1.3
Proceeds from disgorgement of stockholder short-swing profits	0.1	0.1	—
Distributions to minority interest	(20.7)	(13.0)	(7.7)
Cash overdraft reclass	(14.8)	(25.8)	11.0
Net change in restricted cash	83.8	(146.1)	229.9
Net increase in cash and cash equivalents during the period	334.2	1.3	332.9
Effect of foreign exchange rate changes on cash and equivalents	5.1	35.8	(30.7)

Total net cash flow	$555.2	$(1,173.9)	$1,729.1

	Three	Three
	Months Ended	Months Ended
	September 30,	September 30,
	2008	2007

Net cash provided by financing activities	$(442.1)	$(371.0)
Payment of financing costs	(23.3)	(11.3)
Exercise of stock options	1.2	0.8
Distributions to minority interest	(7.0)	(2.3)
Cash overdraft reclass	(6.2)	(15.0)
Net change in restricted cash	355.5	216.7
Net decrease in cash and cash equivalents during the period	(79.9)	(4.3)
Effect of foreign exchange rate changes on cash and equivalents	44.1	(13.6)

Total net cash flow	$(157.7)	$(200.0)

	A+B	A	B
	Last Twelve	Nine	Three
	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	December 31,
	2007	2007	2006

Net cash used in (provided by) financing activities	$299.1	$(473.9)	$773.0
Payment of financing costs	(17.9)	(24.3)	6.4
Exercise of stock options	4.3	4.3	—
Proceeds from disgorgement of stockholder short-swing profits	4.7	4.7	—
Distributions to minority interest	(11.4)	(5.8)	(5.6)
Cash overdraft reclass	50.3	28.0	22.3
Net change in restricted cash	(213.3)	(124.1)	(89.2)
Net (decrease) increase in cash and cash equivalents during the period	(43.5)	(277.3)	233.8
Effect of foreign exchange rate changes on cash and equivalents	(55.1)	(13.2)	(41.9)

Total net cash flow	$17.2	$(881.6)	$898.8